Exhibit 99.1


  Immersion Corporation Reports First Quarter 2007 Financial Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--May 3, 2007--Immersion Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology, today announced its first quarter 2007 financial results. Revenues were $6.4 million for the quarter ended March 31, 2007 compared to revenues of $6.0 million for the first quarter of 2006.

    Operating income for the first quarter of 2007 was $131.0 million, which included $134.9 million of income arising from Litigation conclusions and patent license income as well as stock-based compensation expense of $634,000. In the first quarter of 2006, the operating loss was $2.5 million, which included $650,000 of income arising from a litigation settlement and stock-based compensation expense of $723,000.

    Net income for the first quarter was $122.4 million compared to a net loss of $2.9 million for the first quarter of 2006. Diluted earnings per share were $4.13 for the quarter compared to $0.12 loss per share for the first quarter of 2006.

    As of March 31, 2007, Immersion had cash and cash equivalents totaling $137.6 million compared to $32.0 million as of December 31, 2006.

    During the quarter, Immersion and Sony Computer Entertainment concluded their patent litigation at the U.S. Court of Appeals for the Federal Circuit and entered into a new business agreement. In total, Immersion will receive a minimum of $152.2 million through the conclusion of the litigation and the new business agreement. Immersion has recorded $119.9 million of this sum as Litigation conclusions and patent license income, and $107,000 of this sum as revenue during the quarter, and will record $29.9 million as revenue and $2.3 million as interest income in future periods. In addition, Immersion recorded $15.0 million as Litigation conclusions and patent license income upon release of its long-term customer advance from Microsoft, which occurs as a result of Immersion's determination that the conclusion of its litigation with Sony does not trigger any payment obligation to Microsoft under its agreements.

    Immersion will be able to utilize the majority of its tax net operating loss carryforwards against the income recorded in the quarter. Provision for income tax expense for the quarter was $8.5 million, an effective tax rate of 6.5%.

    Immersion will host a conference call with company management on Thursday, May 3, 2007, at 5:00 p.m. Eastern time to discuss operating results for the first quarter ended March 31, 2007. A question and answer session will follow. To listen to the call, dial +1
800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 6600662. The call will be archived and available for replay until May 10, 2007, by dialing +1 800.642.1687 and entering confirmation number 6600662. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until May 3, 2008.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion's technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion's patent portfolio includes over 600 issued or pending patents in the U.S. and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning the possible inclusion of vibro-tactile or force feedback technologies in peripheral devices for consumer gaming, or sales of vibro-tactile or force feedback peripheral devices for consumer gaming; any statements regarding consumer response that may occur as a result of having touch feedback in peripheral devices; any statements concerning consumer and market acceptance of force feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

    For a more detailed discussion of these factors and other factors that could cause Immersion's actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-K, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion and the Immersion logo are trademarks of Immersion
Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.



                        Immersion Corporation
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                                  Three Months
                                                 Ended March 31,
                                              2007           2006
                                           -----------   -------------
Revenues:
     Royalty and license                   $    2,211    $      1,910
     Product sales                              3,590           3,366
     Development contracts and other              613             756
                                           -----------   -------------
         Total revenues                         6,414           6,032
                                           -----------   -------------

Costs and expenses:
     Cost of product sales (exclusive of
      amortization of intangibles shown
      separately below)                         1,543           1,355
     Sales and marketing                        2,703           3,077
     Research and development                   2,543           1,729
     General and administrative                 3,259           2,811
     Amortization of intangibles                  254             210
     Litigation conclusions and patent
      license                                (134,900)           (650)
                                           -----------   -------------
         Total costs and expenses            (124,598)          8,532
                                           -----------   -------------

Operating income (loss)                       131,012          (2,500)
Interest and other income (expense), net          (45)           (304)
                                           -----------   -------------

Income (loss) before provision for income
 taxes                                        130,967          (2,804)

Provision for income taxes                     (8,534)           (102)
                                           -----------   -------------

Net income (loss)                          $  122,433    $     (2,906)
                                           ===========   =============

Basic net income (loss) per share          $     4.83    $      (0.12)
                                           -----------   -------------

Shares used in calculating basic net
 income (loss) per share                       25,343          24,419
                                           -----------   -------------

Fully diluted net income (loss) per share  $     4.13    $      (0.12)
                                           -----------   -------------

Shares used in calculating fully diluted
 net income (loss) per share                   29,683          24,419
                                           -----------   -------------




                        Immersion Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                               March 31,  December 31,
                                                 2007        2006
                                              (Unaudited)     (1)
                                              ----------- ------------
ASSETS
  Cash and cash equivalents                   $  137,586  $    32,012
  Accounts receivable, net                         3,261        5,153
  Inventories, net                                 3,287        2,639
  Deferred income taxes                            4,267            -
  Prepaid expenses and other current assets        1,071        1,179
                                              ----------- ------------
      Total current assets                       149,472       40,983

  Property and equipment, net                      1,597        1,647
  Intangibles and other assets, net                8,758        7,385
                                              ----------- ------------

TOTAL ASSETS                                  $  159,827  $    50,015
                                              =========== ============

LIABILITIES
  Accounts payable                            $    1,352  $     2,334
  Accrued compensation                             1,673        1,526
  Income taxes payable                            11,035            -
  Other accrued liabilities                        2,134        1,750
  Deferred revenue and customer advances           4,819        1,716
                                              ----------- ------------
      Total current liabilities                   21,013        7,326

  Long-term debt                                  18,280       18,122
  Long-term liabilities and deferred revenue      12,983       32,559
  Long-term customer advance from Microsoft            -       15,000
                                              ----------- ------------
      Total liabilities                           52,276       73,007

STOCKHOLDERS' EQUITY (DEFICIT)                   107,551      (22,992)
                                              ----------- ------------

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY (DEFICIT)                $  159,827  $    50,015
                                              =========== ============

      (1) Derived from Immersion's annual audited consolidated financial statements.



    CONTACT: Immersion Corporation
             Stephen Ambler, +1-408-467-1900
             invest@immersion.com